SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.  20549


                                      FORM 8-K


                   CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                       OF THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported):          May 28, 2004
                                                        ____________________



Exact Name of Registrant as
  Specified in Its Charter:           CALIFORNIA AMPLIFIER, INC.
                                ___________________________________



          DELAWARE                       0-12182              95-3647070
 _____________________________        ____________           _____________
State or Other Jurisdiction of         Commission           I.R.S. Employer
Incorporation or Organization          File Number         Identification No.




Address of Principal Executive Offices:     1401 N. Rice Avenue
                                            Oxnard, CA 93030
                                           _________________________


Registrant's Telephone Number, Including
 Area Code:                                    (805) 987-9000
                                             _________________________


Former Name or Former Address,
 if Changed Since Last Report:                 Not applicable
                                             _________________________











Item 5.     Other Events and Required FD Disclosure

      On June 1, 2004, California Amplifier, Inc. issued a press release announcing that Richard Gold had been nominated to become Chairman of the Board of Directors effective at the 2004 annual meeting of stockholders, succeeding Ira Coron, the current Chairman, who has decided not to stand for re-election at the 2004 annual meeting. A copy of the press release is attached as Exhibit 99.1. A copy of a Board of Directors resolution dated May 28, 2004 amending the By-laws effective upon the conclusion of the election of directors at the 2004 annual meeting to provide for a board comprised of no fewer than four and no more than seven directors is attached as Exhibit 3.1.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

    (c)  Exhibits

         3.1 Resolution of the Registrant's Board of Directors amending the By-laws effective upon the conclusion of the election of directors at the 2004 annual meeting to provide for a board comprised of no fewer than four and no more than seven directors.

         99.1 Press release of the Registrant dated June 1, 2004 announcing the nomination of Richard Gold to become Chairman of the Board at the 2004 annual meeting, upon the retirement of Ira Coron from the Board of Directors.





                               SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        CALIFORNIA AMPLIFIER, INC.

       June 1, 2004                     /s/ Richard K. Vitelle
_________________________________      _________________________________
           Date                         Richard K. Vitelle
                                        Vice President-Finance
                                        (Principal Financial Officer)